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                                                                  EXHIBIT 23(L)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement of Form S-4 of our report dated March 6, 1998, on our audit of the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and for the year then ended and of our report dated March 25, 1998 of the consolidated financial statements of McClinch Inc. and Subsidiaries as of January 31, 1998 and for the year then ended. We also consent to the reference to our firm under the caption "Experts".

PRICEWATERHOUSECOOPERS LLP
Stamford, Connecticut
September 16, 1998